UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On June 9, 2009, Atlantic Tele-Network, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Cellco Partnership d/b/a Verizon Wireless (“Verizon”) to acquire wireless assets in certain primarily rural markets in Georgia, North Carolina, South Carolina, Illinois, Ohio and Idaho.    Pursuant to the terms of the Purchase Agreement, Verizon will cause certain licenses, network assets, tower and other leases and other assets and certain related liabilities to be contributed to a newly formed, wholly-owned subsidiary limited liability company, whose membership interests will be acquired by the Company for a purchase price of approximately $200 million (the “Transaction”).  Verizon is required to divest these assets under consent decrees it entered into with the Department of Justice related to its purchase of Alltel Corporation (“Alltel”) earlier this year.

ATN expects to fund substantially all of the purchase price with cash-on-hand and borrowings under its existing credit facility.  As of April 30, 2009, ATN had approximately $90 million in cash and cash equivalents, $75 million of available borrowings under its undrawn revolving credit facility, and an additional $50 million of borrowing capacity, subject to lender consent, under its term credit facility.

The parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation (including with respect to regulatory matters), the conduct of the business to be acquired in the ordinary course consistent with past practice and other restrictions on the operation of such business prior to the consummation of the Transaction, public announcements and similar matters. Consummation of the Transaction is subject to the satisfaction of certain conditions, including, among others, (i) the receipt of the United States Department of Justice’s approval of the Transaction, (ii) the receipt of all required consents of the Federal Communications Commission to the transfer, assignment or change in control of certain licenses pursuant to the Transaction, (iii) the receipt of required consents from state public utility commissions, if any, and (iv) the absence of any injunction or final judgment prohibiting the consummation of the Transaction.  Consummation of the Transaction is not subject to any financing condition.

Among the assets included in the Transaction are Alltel’s interests in certain partnerships that hold wireless assets in the Georgia and Ohio markets.  Interests in these partnerships are also held by third parties, who may have certain rights with respect the disposition of Verizon’s partnership interests, including rights of first refusal and/or “tag-along” rights.  Although the Company does not believe that the Transaction gives rise to any of these third-party rights, Verizon and the Company have agreed in Section 5.17 of the Purchase Agreement to satisfy any of these rights if applicable.  If such rights of first refusal were applicable to the Transaction and were exercised in full by the third-parties, and if such exercise were approved by the applicable regulatory authorities, the Company would not acquire limited partnership interests in partnerships that operate a portion of the assets in Ohio (but it would still acquire controlling general partnership interests in these partnerships), nor would it acquire any interest in this market in Georgia, representing approximately 35,000 subscribers and an estimated reduction in the purchase price payable by the Company to Verizon of approximately $7.4 million.  If the Company offers to purchase third-party partnership interests pursuant to the “tag-along” rights that may be applicable, and if the third-parties accepted such offers in full, then the Company would incur an additional cost of approximately $5.4 million.  Although the Company does not believe that any of the foregoing third-party rights are triggered by the Transaction, it may enter into discussions with such third-parties regarding possible transactions involving these partnership interests.  At this time, there can be no assurance that any such transactions will or will not occur.  The Company’s obligation to close the Transaction is not subject to any condition with respect to these partnership interests (but the aforementioned purchase price adjustments would be made, if applicable).

In connection with the Purchase Agreement, the Company and Verizon have agreed to enter into a Roaming Agreement pursuant to which the subscribers of the Company in the acquired markets will be allowed to roam in wireless markets owned by Verizon and its affiliates, and Verizon’s subscribers will be allowed to roam within the acquired markets.  The Company and Verizon have also agreed to enter into a Transition Services Agreement, pursuant to which Verizon will provide certain services to the Company during a post-closing transition period.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Cautionary Language Concerning Forward-Looking Statements

Statements in this Form 8-K regarding the proposed transaction, including whether the transaction will be completed and, if so, the expected timetable for any such completion; possible transactions with respect to the Georgia and Ohio third-party partnership interests; and the expected benefits of the transaction, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (i) the ability of ATN to secure financing  for the balance of the purchase price, which is dependent on market conditions;  there can be no assurances that such financing will be available to ATN at all or on terms that are favorable to ATN; (ii) the ability of ATN to operate a retail wireless business and integrate these operations into the operations of its Commnet subsidiary; (iii) the ability to receive the requisite regulatory consents and approvals to consummate the transaction; (iv) the outcome of any negotiations with the third-party holders of partnership interests in Georgia and Ohio and (v) the general performance of the acquired operations.  The information set forth herein speaks only as of the date hereof, and ATN disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report.

Item 8.01                     Other Events.

On June 9, 2009, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(d)	Exhibits

2.1	Purchase Agreement by and between Atlantic Tele-Network, Inc. and Cellco Partnership d/b/a Verizon Wireless, dated as of June 9, 2009.
99.1	Press Release of the Company, dated June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: June 15, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Purchase Agreement by and between Atlantic Tele-Network, Inc. and Cellco Partnership d/b/a Verizon Wireless, dated as of June 9, 2009.
99.1	Press Release of the Company, dated June 9, 2009.